                                    EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),
(3) OR (7) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LAWS, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE OF ISSUE OF THESE SECURITIES.


No. [      ]                                                         US$[      ]
Date: [_________], 2006

                          NORTH AMERICAN PALLADIUM LTD.
                        SERIES [__] CONVERTIBLE NOTE DUE
                           [________________], 200[_]

        THIS NOTE is one of a series of duly authorized and issued convertible promissory notes of North American Palladium Ltd., a company incorporated under the Canada Business Corporations Act (the "COMPANY"), designated as its Series [__] Convertible Notes due [_____________], 200[_], in the initial aggregate principal amount of US$[________________] (collectively, the "NOTES").

        FOR VALUE RECEIVED, the Company promises to pay to the order of [___________] or its registered assigns (the "HOLDER"), the principal amount of [__________] Dollars [(US$__________)], on [______________], 200[_](1) (the
"MATURITY DATE"), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to


-----------------------------
(1)     28-30 months from the Issue Date (pursuant to SECTION 3(A)).

the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. In addition, the Company shall pay to the order of the Holder interest on any principal or interest payable hereunder that is not paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 12% per annum (but in no event in excess of the maximum rate permitted under applicable law).

        Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

        Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in SECTION 17 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in SECTION 17.

        1. DEFINITIONS. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of March 24, 2006, among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"), and (b) the following terms have the meanings indicated:

                "AMEX" means the American Stock Exchange.

                "BANKRUPTCY EVENT" means any of the following events: (a) the Company or a Subsidiary of the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered and the order is not discharged or stayed within 60 days; (d) the Company or any Subsidiary suffers the appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in New York City or Toronto, Canada are authorized or required by law or other governmental action to close.

                "CHANGE OF CONTROL" means the occurrence of any of the following in one or a series of related transactions, in each case (other than pursuant to clause (e) below) only if the occurrence is not approved or undertaken by KFOC or its affiliates (so long as, at the time of such approval or undertaking, KFOC, or an affiliate of KFOC, holds a majority of the Notes purchased by KFOC under the Transaction Documents): (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (b) a replacement of more than 50% of the members of the Company's board of directors that is not approved or nominated by those individuals who are members of management or the board of directors on the date hereof (or other directors previously approved by such individuals); (c) an amalgamation, merger or consolidation of the Company or a sale directly or indirectly of 50% or more of the assets of the Company, unless following such transaction or series of transactions, the holders of the Company's securities prior to such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets; (d) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company; (e) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company or any other transaction that would result in the Company no longer being a reporting company under the Exchange Act; or (f) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

                "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on an Eligible Market, the closing bid price per Common Share for such date (or the nearest preceding date) on the primary Eligible Market; or
(b) if the Common Shares are not then listed or quoted on an Eligible Market, the closing bid price per Common Share for such date (or the nearest preceding date) on the TSX; or (c) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith jointly by the Purchasers and the Company, the cost of which shall be paid by the Company.

                "COMMON SHARES" means the common shares of the Company and any securities into which they may be reclassified or for which they may be exchanged.

                "CONVERSION PRICE" means US$12.18(2), subject to adjustment from time to time pursuant to SECTION 13.

                "ELIGIBLE MARKET" means any of the AMEX, the New York Stock Exchange, the Nasdaq National Market, or the Nasdaq Capital Market.


--------------------------
(2) 113% of Market Price, but with respect to any Notes issued pursuant to the Second Closing or any Unit Warrant Closing, no less than the price which reflects the maximum discount allowable by the TSX from the volume weighted average price of the Common Shares on the TSX for the five consecutive Trading Days preceding such Second Closing or Unit Warrant Closing (reflected in US$ using the applicable daily exchange rate over such five-day period). For the purposes hereof, "MARKET PRICE" means the VWAP for the five consecutive trading days immediately prior to the Initial Closing Date.

                "EQUITY CONDITIONS" means, with respect to Common Shares issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes, Warrants and Unit Warrants), that each of the following conditions are satisfied: (a) the number of authorized but unissued and otherwise unreserved Common Shares is sufficient for such issuance; (b) there are no restrictions upon issuance or resale of such Common Shares under applicable U.S. securities laws, except to the extent that certain restrictions on the resale of the Common Shares issuable in satisfaction of an interest payment may apply to the Holder(s), provided that the Holder(s) may request the filing of a registration statement to cover the resale of such Common Shares pursuant to SECTION 2(A)(II) of the Registration Rights Agreement;
(c) the Common Shares are listed or quoted (and are not suspended from trading) on an Eligible Market and such Common Shares are approved for listing upon issuance; (d) such issuance would be permitted in full without violating SECTION 15 of this Note or the rules or regulations of any Trading Market; (e) no Triggering Event or Event of Default, nor any event or circumstance that with the passage of time and without being cured would constitute a Triggering Event or Event of Default has occurred and not been cured; (f) neither the Company nor any Subsidiary is in default or has breached (without cure) any obligation under any Transaction Document; (g) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and
(h) the VWAP for the five consecutive Trading Days prior to an "Interest Payment Date," "Principal Payment Date," "Conversion Date," "Event Payment Date" or "Change in Control Payment Date," (each as hereinafter defined) as applicable, and the VWAP on the Trading Day preceding the applicable date, is greater than US$3.00 (as adjusted for any stock splits, stock combinations and similar events).

                "EVENT EQUITY VALUE" means the arithmetic average of the Closing Prices for the five consecutive Trading Days preceding either (a) the date of delivery of the notice requiring payment of the Event Equity Value, or (b) the date on which such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

                "FLOATING PRICE SECURITY" means Common Share Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Shares.

                "GOING CONCERN OPINION" means the issuance of an audit letter containing a "going concern" qualification by the Company's independent public accountant in connection with the Company's annual report on Form 40-F pursuant to Section 13(a) or 15(d) under the Exchange Act or any other filing with the Commission.

                "ISSUE DATE" means the date of the issuance of this Note.

                "KFOC" means Kaiser-Francis Oil Company.

                "ORIGINAL ISSUE DATE" means the date of the first issuance of any of the Notes pursuant to the Purchase Agreement, regardless of the number of transfers of any particular Note.

                "REQUIRED EFFECTIVENESS DATE" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

                "TRADING DAY" means (a) any day on which the Common Shares are listed or quoted, and traded on the AMEX, or (b) if the Common Shares are not then listed or quoted, and traded on the AMEX, then any Business Day.

                "TRADING MARKET" means the AMEX, the TSX or any other national securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted.

                "TRIGGERING EVENT" means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Shares are not listed or quoted, or are suspended from trading, on an Eligible Market for a period of five or more Trading Days (which need not be consecutive Trading Days) in any 180 day period; (c) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to the Transaction Documents or the exercise or conversion rights of the Purchasers pursuant to the Transaction Documents are otherwise suspended for any reason, except as such exercise or conversion may be limited pursuant to SECTIONS 15(C) and (D) or except in the event the Company timely pays the Buy-In Price pursuant to SECTION 9(F) or
Section 5(c) of the Warrants, as applicable; (d) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved Common Shares available to issue Underlying Shares upon conversion of the Notes and exercise of the Warrants and the Additional Units or any conversion of Convertible Securities or fails to have full authority, including under all laws, rules and regulations of any Trading Market, to issue such Underlying Shares, except as such issuance may be limited pursuant to SECTIONS 15(C) and (D); (e) at any time after the Required Effectiveness Date, any Common Shares issued or issuable pursuant to the Transaction Documents are not listed on an Eligible Market (f) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for ten days; (g) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within three Business Days after notice of such default is first given to the Company by a Purchaser; (h) the issuance of a Going Concern Opinion; (i) the Company breaches Section 4.15 of the Purchase Agreement; or (j) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of ten days after the date on which notice of such default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within ten days).

                "TSX" means the Toronto Stock Exchange.

                "UNDERLYING SHARES" means the Common Shares issuable (a) upon conversion of the Notes and/or upon exercise of the Warrants (including the Notes and Warrants issuable upon exercise of the Unit Warrants, (b) as payment of principal and/or interest under the Notes, and (c) in satisfaction of any other obligation (if any) of the Company to issue Common Shares pursuant to the Transaction Documents.

                "VOLUME WEIGHTED AVERAGE PRICE" or "VWAP" means, with respect to any particular Trading Day, the volume weighted average trading price per Common Share on such Trading Day on the primary Eligible Market on which the Common Shares are traded on such Trading Day, as reported by Bloomberg, L.P., or any successor thereto performing similar functions.

        2.      INTEREST.

                (a) The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a rate of 6.5% per annum. Interest shall be payable on the first day of February, April, June, August, October and December (each, an "INTEREST PAYMENT DATE") in arrears (each payment, an "INTEREST PAYMENT"), except if such date is not a Business Day such interest shall be payable on the next succeeding Business Day. The first Interest Payment will be payable on the first Interest Payment Date occurring not less than 30 days following the Issue Date.

                (b) At the Holder's election, the Company shall pay each Interest Payment either (i) in cash, (ii) in Common Shares, or (iii) in any combination thereof. The Holder may deliver written notice (an "INTEREST PAYMENT Notice") to the Company indicating the manner in which it elects to receive an Interest Payment at least ten Trading Days prior to each Interest Payment Date, but the Holder may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised in a subsequent Interest Payment Notice. Failure to timely provide such written notice before any Interest Payment Date shall be deemed an election by the Holder to be paid in cash in respect of the Interest Payment due on such Interest Payment Date.

                (c) Notwithstanding the foregoing, the Company may not pay interest to the Holder by issuing Common Shares unless, at such time, the Equity Conditions are satisfied (or waived in writing by the Holder) with respect to such Common Shares; provided, that if clause (h) of the Equity Conditions is the reason the Company may not issue Common Shares pursuant to this Section, but the minimum price requirement in such clause was met during any of the five Trading Days during the measurement period, the Holder may waive such clause (h) to allow the Company to pay interest using a combination of cash and Common Shares, with the portion of such interest paid in Common Shares being proportionate to the number of Trading Days during which the minimum price requirement was met during the five Trading Day measurement period.

                (d) In the event the Holder elects to be paid all or any portion of an Interest Payment in Common Shares, the number of Common Shares issuable in respect of such Interest Payment shall be calculated by dividing the portion of the Interest Payment the Holder has elected to receive in Common Shares by 90% of the VWAP for the five consecutive Trading Days immediately preceding the Interest Payment Date.

                (e) In the event the Holder elects to be paid all or any portion of an Interest Payment in Common Shares, and the Company is unable to issue such Common Shares due to restrictions on issuance imposed under applicable U.S. or Canadian securities laws or rules or regulations of the Eligible Market on which the Common Shares are then traded or the TSX or a failure of any of the Equity Conditions, any portion of such Interest Payment that the Company may not pay in Common Shares shall be paid in cash on the applicable Interest Payment Date. To the extent that interest is to be paid in Common Shares, the Company shall, on or before the third Trading Day following the applicable Interest Payment Date, issue and deliver to the Holder a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled.

        3.      PRINCIPAL.

                (a) The Company shall pay the principal balance of this Note to the Holder in nine equal payments made on the first day of February, April, June, August, October and December (each, a "PRINCIPAL PAYMENT"), such payments commencing on the first such day that is at least twelve months after the Issue Date and with final payment in full of all outstanding principal to be made on the ninth such payment (the date of each required payment of principal, a "PRINCIPAL PAYMENT DATE"). If a Principal Payment Date is not a Business Day, then the Principal Payment due on that date will be due on the next succeeding Business Day. To the extent any portion of the principal balance of this Note has been converted by the Holder to Common Shares pursuant to SECTION 8 below, the final Principal Payment that would otherwise be payable to the Holder shall be reduced by the portion of the principal so converted until reduced to zero, and thereafter Principal Payments shall be reduced in reverse order of maturity (I.E., last scheduled Principal Payment first), provided that the Holder may elect prior to any Principal Payment, by indicating so in writing prior to the date thereof, that any prior conversion should be applied to reduce an earlier Principal Payment that would otherwise be payable to the Holder. Unless the Holder has elected to be paid a Principal Payment in Common Shares pursuant to
SECTION 3(B), the Company may defer a Principal Payment to the Holder until a subsequent Principal Payment Date, but not later than the final Principal Payment Date as provided above; PROVIDED, HOWEVER, that if the Company intends to defer a cash payment to the Holder, the Company must deliver written notice (a "DEFERMENT NOTICE") to the Holder not less than five Trading Days prior to the applicable Principal Payment Date. The amount of any deferred Principal Payment shall remain outstanding and interest will continue to accrue (and shall be payable) on such outstanding amount until the date of payment.

                (b) At the Holder's election, the Company shall pay any Principal Payment either (i) in cash, (ii) in Common Shares, or (iii) in any combination thereof. The Holder may deliver written notice (a "PRINCIPAL PAYMENT Notice") to the Company indicating the manner in which it elects to receive a Principal Payment at least ten Trading Days prior to each Principal Payment Date, but the Holder may indicate in any such notice that the election contained therein shall continue for subsequent Principal Payment Dates until revised in a subsequent Principal Payment Notice. Failure to timely provide such written notice before any Principal Payment Date shall be deemed an election by the Holder to be paid in cash in respect of the Principal Payment due upon such Principal Payment Date.

                (c) Notwithstanding the foregoing, the Company may not pay the principal balance of this Note to the Holder by issuing Common Shares unless, at such time, the Equity Conditions are satisfied (or waived in writing by the Holder) with respect to such Common Shares and all of the Underlying Shares then issuable upon conversion in full of all the outstanding amount of the Notes, the Warrants and the Unit Warrants (without regard to any limitation on conversion or exercise, as applicable, or issuance of Common Shares); provided, that if clause (h) of the Equity Conditions is the reason the Company may not issue Common Shares pursuant to this Section, but the minimum price requirement in such clause was met during any of the five Trading Day measurement period, the Holder may waive such clause (h) to allow the Company to pay principal using a combination of cash and Common Shares, with the portion of such principal paid in Common Shares being proportionate to the number of Trading Days during which the minimum price requirement was met during the five Trading Day measurement period.

                (d) In the event the Holder elects to be paid all or any portion of a Principal Payment in Common Shares, the number of Common Shares issuable in respect of such Principal Payment shall be calculated by dividing the portion of the Principal Payment the Holder has elected to receive in Common Shares by 90% of the VWAP for the five consecutive Trading Days immediately preceding the Principal Payment Date (but not including such date).

                (e) In the event the Holder elects to be paid all or any portion of a Principal Payment in Common Shares, and the Company is unable to issue such Common Shares due to restrictions on issuance imposed under applicable U.S. or Canadian securities laws or rules or regulations of the Eligible Market on which the Common Shares are then traded or the TSX or a failure of any of the Equity Conditions, any portion of such Principal Payment that the Company may not pay in Common Shares shall be paid in cash on the applicable Principal Payment Date. To the extent that Principal Payments are to be paid in Common Shares, the Company shall, on or before the third Trading Day following the applicable Principal Payment Date, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled, or (ii) except to the extent prohibited by law or to the extent the Company cannot do so after using commercially reasonable efforts, at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with the Depository Trust Company (the "DTC") through its Deposit Withdrawal Agent Commission System.

        4.      RANKING AND COVENANTS.

                (a) Except for the Restricted Debt Amount and Permitted Debt, no Debt shall be incurred or suffered to exist by the Company that is senior to or pari passu with this Note in right of payment, whether with respect to interest, principal, damages or upon liquidation or dissolution or otherwise. So long as any Notes are outstanding, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Debt of any kind in excess of the Restricted Debt Amount then in effect, other than Permitted Debt.

                (b) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock (other than pursuant to clause (a) of the definition of Excluded Stock), or (ii) issue any Floating Price Security.

                (c) If, at any time (i) while any Note is outstanding, the Company or any Subsidiary issues or incurs any Debt other than Permitted Debt or Debt within the limitations of the Restricted Debt Amount, or (ii) prior to September [__], 2007, the Company or any Subsidiary effects any Subsequent Placement (other than the issuance of Common Shares pursuant to the definition of Excluded Stock), the Company shall notify the Holder of such event and offer to repurchase an amount of this Note from the Holder having an aggregate price (as determined below) equal to the lesser of (A) the net proceeds of such Debt or Subsequent Placement, and (B) the aggregate amount required to repurchase this entire Note pursuant to this SECTION 4(C). All Notes repurchased under this
SECTION 4(C) shall be repurchased at a price equal to the greater of (A) the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment, and (B) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes purchased (without regard to any restrictions on conversion) and the closing of such repurchase shall occur promptly upon notice from the Holder of an exercise of rights hereunder.

        5. RESERVATION OF UNDERLYING SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) each Note (taking into account the adjustments set forth in SECTION
11), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable. The Company covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

        6. REGISTRATION OF NOTES. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the "NOTE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

        7. REGISTRATION OF TRANSFERS AND EXCHANGES. Subject to Section 4.1 of the Purchase Agreement, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note and the Purchase Agreement. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a "NEW NOTE"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

        8.      CONVERSION.

                (a) AT THE OPTION OF THE HOLDER. The Holder may apply all or any portion of the outstanding principal amount of this Note to acquire Common Shares at the applicable Conversion Price then in effect. The Holder may apply all or a portion of the principal amount of this Note to acquire Common Shares pursuant to this paragraph at any time and from time to time after the Issue Date, by delivering to the Company a conversion notice (the "CONVERSION NOTICE"), in the form attached hereto, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is a "CONVERSION DATE." The application of all or any portion of the principal amount of this Note to acquire Common Shares under this paragraph is referred to in this Note as a "conversion".

                (b) AT OPTION OF THE COMPANY. If, at any time following the 15th month anniversary of the Issue Date, the VWAP for each of any 25 consecutive Trading Days exceeds 150% of the initial Conversion Price (as adjusted for any stock dividend, stock split, stock combination or other similar transaction), the Company may require the Holder to convert all or any portion of this Note into Common Shares based on the Conversion Price then in effect. The Company may require a conversion pursuant to this paragraph by delivering an irrevocable written notice of such election to the Holder within two Trading Days following the occurrence of such event, and the tenth Trading Day after the delivery of such notice will be the "CONVERSION DATE" for such required conversion. Notwithstanding the foregoing, the Company may not require any conversion under this paragraph (and any notice thereof will be void), unless from the beginning of such 25 consecutive Trading Days through the Conversion Date, the Equity Conditions are satisfied (or waived in writing by the Holder) on each Trading Day with respect to all of the Underlying Shares then issuable upon conversion in full of the outstanding amount of all Notes, Warrants and Unit Warrants (without regard to any limitation on conversion or exercise, as applicable, or issuance of Common Shares).

        9.      MECHANICS OF CONVERSION.

                (a) The number of Underlying Shares issuable upon any conversion of this Note hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on the portion of the principal amount of this Note to be converted through the Conversion Date, divided by the Conversion Price on the Conversion Date.

                (b) Upon any conversion of this Note, the Company shall promptly (but in no event later than three Trading Days after the date the Company receives the applicable Conversion Notice) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate for the Underlying Shares issuable upon such conversion. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date. The Company shall, upon request of the Holder, except to the extent prohibited by law or to the extent the Company cannot do so after using commercially reasonable efforts, deliver Underlying Shares hereunder electronically through the DTC or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as Common Shares in respect of Interest Payments are issued pursuant to SECTION 2(E) above.

                (c) The Holder shall be required to deliver the original Note being converted in order to effect a conversion of such Note. The Holder shall, however, be entitled to effect the conversion of the unconverted principal amount by notice to the Company at any time during which the Note is in transit to or from the Company or in the possession of the Company. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount of such Note.

                (d) If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of SECTION 15, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a note identical in form to this Note indicating the principal amount (and accrued interest) which has not been converted.

                (e) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to any Holder in connection with the issuance of such Underlying Shares.

                (f) If by the third Trading Day after a Conversion Date the Company fails to deliver or cause to be delivered to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 9(a), then the Holder will have the right to rescind such conversion. If by the third Trading Day after a Conversion Date the Company fails to deliver or cause to be delivered to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 9(A), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall either (i) pay cash to the Holder (in addition to any other remedies available to or elected by the Holder) in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Common Shares, multiplied by (y) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

                (g) Each certificate for Underlying Shares shall bear a restrictive legend to the extent and as provided in the Purchase Agreement and any certificate issued at any time in exchange or substitution for any certificate bearing such legend, shall also bear such legend, unless, in the opinion of counsel for the holder thereof (which opinion shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

        10.     EVENTS OF DEFAULT.

                (a) "EVENT OF DEFAULT" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                        (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise), unless such default is cured within three Business Days following such default;

                        (ii) the Company or any Subsidiary defaults in any of its covenants or other obligations in respect of (A) the Restricted Debt Amount, or (B) any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Debt due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding US$500,000, whether such Debt now exists or is hereafter created, and any such default is not waived or cured within the time permitted by such agreements or which results in the Debt becoming due and payable; or any event or circumstance occurs that with notice or lapse of time would constitute such a default.

                        (iii) there is entered against the Company or any Subsidiary (A) a final judgment or order for the payment of money in an aggregate amount exceeding US$500,000, or (B) any one or more non-monetary final judgments that in either case, has not been paid within 30 days thereof or that has, or could reasonably be expected to have, individually or in the aggregate, a Material Averse Effect on the Company or any Subsidiary;

                        (iv) any provision of any Transaction Document, at any time after the Original Issue Date, and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company contests in any manner the validity or enforceability of any Transaction Document or any provision thereof; or the Company denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Documents;

                        (v)     the occurrence of a Triggering Event; or

                        (vi)    the occurrence of a Bankruptcy Event.

                (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "EVENT NOTICE"), to require the Company to repurchase all or any portion of the outstanding principal amount of this Note, at a repurchase price equal to the greater of (A) such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon. The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Company shall pay the Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice with respect to any cash payment and on the 20th Trading Day following the date of delivery of the Event Notice with respect to any payment in Common Shares to the extent permitted (the "EVENT PAYMENT DATE"), and upon receipt of the Event Price the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).

                (c) The Company, at the option of the Holder, shall pay the Event Price (i) in cash, (ii) in Common Shares, or (iii) any combination thereof. The Holder may specify the form of payment in the Event Notice; failure to timely provide such notice shall be deemed an election by the Holder to be paid the Event Price in cash. In the event that the Holder elects to be paid all or any portion of the Event Price in Common Shares, the number of Common Shares to be issued to the Holder as payment of the Event Price shall be calculated by dividing the portion of the Event Price the Holder has elected to receive in Common Shares by 90% of the VWAP for the five consecutive Trading Days immediately preceding the Event Payment Date. To the extent an Event Price is to be paid in Common Shares, the Company shall, on or before the third Trading Day following the applicable Event Payment Date, (i) issue and deliver to the Holder a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled, or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, except to the extent prohibited by law or to the extent the Company cannot do so after using commercially reasonable efforts, credit the number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with the DTC through its Deposit Withdrawal Agent Commission System.

                (d) In connection with any Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right incidental thereto.

        11. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

        12. REPLACEMENT CERTIFICATES. If any certificate for Underlying Shares is mutilated, lost, stolen or destroyed, or the Holder fails to deliver such certificate as may otherwise be provided herein the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a replacement certificate, bearing the same legends, if any, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

        13. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this SECTION 13.

                (a) DIVIDENDS AND STOCK SPLITS. If the Company, at any time while this Note is outstanding, (i) pays a dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, or (iii) combines outstanding Common Shares into a smaller number of shares, then in each such case the applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this SECTION 13 (A) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this SECTION 13(A) shall become effective immediately after the effective date of such subdivision or combination.

                (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Shares covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash) (in each case, "DISTRIBUTED PROPERTY"), then in each such case the applicable Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price multiplied by a fraction the denominator of which shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date (the "AVERAGE CLOSING PRICE") and the numerator of which shall be such Average Closing Price less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Share, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such additional appraiser. Subject to the approval of the TSX, as an alternative to the foregoing adjustment to the applicable Conversion Price, at the request of the Holder delivered before the 60th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will hold the Distributed Property in escrow and deliver to the Holder, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date, within three Trading Days following conversion of this Note.

                (c) FUNDAMENTAL CHANGES. If, at any time while this Note is outstanding, (i) the Company effects any amalgamation, merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares covered by SECTION 13(A) above) (in any such case, a "FUNDAMENTAL CHANGE"), then upon any subsequent conversion of this Note, the Holder shall have the right only to receive for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one Common Share (the "ALTERNATE CONSIDERATION"). The aggregate Conversion Price will not be affected by any such Fundamental Change, but the Company shall apportion such aggregate Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it is entitled to receive upon any conversion of the Holder's Note following such Fundamental Change. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Change shall issue to the Holder a Note consistent with the foregoing provisions and evidencing the Holders' right to convert such Note only into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this SECTION 13(C) and ensuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.

                (d)     SUBSEQUENT EQUITY SALES.

                        (i) If, at any time prior to September [__], 2007, the Company or any Subsidiary issues additional Common Shares or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for Common Shares or otherwise entitling any Person to acquire Common Shares (collectively, "COMMON SHARE EQUIVALENTS") at a purchase price per Common Share (the "EFFECTIVE PRICE") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price; provided that in no event shall the Conversion Price be reduced below US$[___](3) (as adjusted for any stock split, stock combination, reorganization or similar event affecting the capital stock of the Company). For purposes of this paragraph, in connection with any issuance of any Common Share Equivalents, (A) the maximum number of Common Shares potentially issuable at any time upon conversion, exercise or exchange of such Common Share Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Share Equivalents, (B) the Effective Price applicable to such Common Shares shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Share Equivalents and to convert, exercise or exchange them into Common Shares, divided by the Deemed Number, (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Shares upon conversion, exercise or exchange of such Common Share Equivalents, and (D) to the extent that any such Common Share Equivalents expire before fully converted, exercised or exchanged, the Exercise Price will be readjusted to reflect such expiration.

                        (ii) If, at any time while this Note is outstanding, the Company directly or indirectly issues Common Share Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Shares (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Shares on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                        (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Common Shares and Common Share Equivalents made pursuant to the definition of Excluded Stock.

                (e) CALCULATIONS. All calculations under this SECTION 13 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares.

                (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 13, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such


----------------------
(3) Price reflecting the maximum discount to the market price allowable by the TSX from the volume weighted average price of the Common Shares on the TSX for the five Trading Days preceding the Issue Date (reflected in US$ using the applicable daily exchange rate over such five-day period).

adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                (g) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Change, or
(iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least seven Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

        14.     CHANGE OF CONTROL.

                (a) EXCHANGE UPON CHANGE OF CONTROL. As long any Notes are outstanding, prior to the consummation of any Change of Control following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Change of Control (in each case, the "ACQUIRING Entity") a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to the Holder in exchange for such Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note (including, without limitation, having an interest rate and conversion price equal to the interest rate and the Conversion Price of this Note) and reasonably satisfactory to the Holder. Prior to the consummation of any other Change of Control, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) such number of Common Shares immediately theretofore acquirable and receivable upon the conversion of this Note such shares of stock, securities or assets that would have been issued or payable in such Change of Control with respect to or in exchange for the number of Common Shares which would have been acquirable and receivable upon the conversion of this Note as of the date of such Change of Control (without taking into account any limitations or restrictions on the convertibility of the Notes).

                (b) OPTIONAL REPURCHASE UPON CHANGE OF CONTROL. In addition to the rights of the Holder under SECTION 14(A), upon a Change of Control of the Company the Holder shall have the right, at the Holder's option, to require the Company to repurchase all or a portion of this Note at an aggregate price equal to the greater of (A) the outstanding principal amount of such Note plus all accrued but unpaid interest thereon through the date of payment, and (B) the Equity Event Value of the Underlying Shares issuable upon conversion of such Note (without taking into account any limitations or restrictions on the convertibility of the Notes) (the "CHANGE OF

CONTROL REPURCHASE PRICE"). No sooner than 60 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF CHANGE OF CONTROL") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten days prior to a Change of Control, at any time on or after the date which is ten days prior to a Change of Control) and ending two Trading Days after the date of such Change of Control, the Holder may require the Company to repurchase all or a portion of this Note by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REPURCHASE UPON CHANGE OF CONTROL") to the Company, which Notice of Repurchase Upon Change of Control shall indicate (i) the portion of this Note that the Holder is submitting for repurchase, and (ii) the applicable Change of Control Repurchase Price, as calculated pursuant to this SECTION 14(B). Upon the Company's receipt of a Notice of Repurchase Upon Change of Control from the Holder, the Company shall promptly, but in no event later than two Trading Days following such receipt, notify the Holder by facsimile of the Company's receipt of such Notice of Repurchase Upon Change of Control. The Company shall deliver the applicable Change of Control Repurchase Price simultaneously with, and only upon, the consummation of the Change of Control (such date, the "CHANGE OF CONTROL PAYMENT DATE"). Payments provided for in this SECTION 14(B) shall have priority to payments to other shareholders in connection with a Change of Control.

        15.     LIMITATION ON CONVERSION.

                (a) Notwithstanding anything to the contrary contained herein, the number of Common Shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect of this Note) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of Common Shares then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding Common Shares (including for such purpose the Common Shares issuable upon such conversion). Each delivery of a Conversion Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. [NEW PURCHASER NOTE ONLY]

                (c) Notwithstanding anything to the contrary contained herein, the maximum aggregate number of Common Shares that may be issued pursuant to the Transaction Documents shall not exceed the Issuable Maximum, unless shareholder approval for issuances of Common Shares in excess of the Issuable Maximum is obtained pursuant to Section 4.21 of the Purchase Agreement.

                (d) Notwithstanding anything to the contrary contained herein, the maximum aggregate number of Common Shares that may be issued to KFOC pursuant to the Transaction Documents shall not exceed the KFOC Maximum, unless shareholder approval for issuances of

Common Shares in excess of the KFOC Maximum is obtained pursuant to Section 4.21 of the Purchase Agreement. [KFOC NOTE ONLY].

                (e) During the ten Trading Days preceding the date for an election by the Holder under SECTION 2(B) or 3(B) (a "TRIGGERING ELECTION"), the Holder may request the Company to confirm that, to the Company's knowledge, there exists as of that time no material undisclosed information concerning the Company. Upon receipt of this request, the Company shall immediately and in good faith conduct such a review of its condition, results of operations, assets, prospects, discussions or negotiations with any third parties concerning potential transactions of any type, and its public disclosures as a reasonable investor would consider adequate to discover whether there exists, as of such date, any material information concerning the Company that has not previously been publicly disclosed, and, based on this review, respond to the Holder in writing, which response shall be delivered no later than the third Trading Day following receipt of such request from the Holder, either confirming that there exists no material undisclosed information concerning the Company or indicating that, in good faith, the Company cannot as of such time provide such confirmation. [KFOC NOTE ONLY]

                (f) If the Holder makes a request for confirmation pursuant to SECTION 15(E), the Company shall thereupon have, during the period from the date of its response to such request through the Trading Day on which the Holder must make the Triggering Election, a continuing obligation to (i) monitor its conditions, results of operations, prospects, assets discussions or negotiations with others and public disclosures and (ii) immediately correct the initial response it provided to the Holder if a change or series of changes shall occur that would, taken as a whole, cause the Company's initial response, in light of such change or changes, to be different if given as of such time. [KFOC NOTE ONLY]

                (g) If, in response to a request delivered to the Company by the Holder pursuant to SECTION 15(E), the Company determines that it cannot provide the requested confirmation (or if the Company provides such confirmation then, pursuant to SECTION 15(F), corrects such confirmation by indicating that it has determined that there is then in existence material undisclosed information concerning the Company), then the Holder shall have the right by notice delivered to the Company at any time before the Trading Day on which it must make the Triggering Election to require the Company to disclose such material undisclosed information in sufficient time and in a manner that will cause the information to be widely disseminated to potential investors located in Canada and the United States before the date on which the Triggering Election shall be due; provided that, (i) if the Company, pursuant to SECTION 15(F), makes a change in its initial response on a date where the time remaining before a Triggering Election is not sufficient to permit a public announcement to be widely disseminated before the Holder must make its election, the Holder's date for the Triggering Election will be extended as necessary to allow the announcement to be made and widely disseminated; and (ii) if at any time the Holder and its affiliates collectively own less than 20% of the Common Shares then outstanding, the right to require the Company immediately to disclose material undisclosed information will be subject to the Company's right to refuse such a request if, in its good faith judgment, disclosure would cause material injury to the Company. [KFOC NOTE ONLY]

        16. NO FRACTIONAL SHARES. The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this SECTION 16, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded down to the nearest whole share, with the fractional interest to be paid in cash based on the current market price.

        17. NOTICES. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day,
(iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or
(iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days' prior notice to the other party in accordance with this SECTION 17.

        18.     MISCELLANEOUS.

                (a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the restrictions on transfer set forth herein and in the Purchase Agreement, this Note may be assigned by the Holder. The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

                (b) Subject to SECTION 18(A), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

                (c) No waiver or delay on the part of the Holder in exercise of any right or privilege hereunder and no waiver of Event of Default hereunder shall operate as a waiver thereof unless made in writing and signed by the Holder. No written waiver shall preclude the further exercise by the Holder of any right or privilege hereunder, or extend or apply to any further Event of Default.

                (D) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF

PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

                (e) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

                (f) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

                (g) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price (if not otherwise adjusted) shall be amended to appropriately account for such event.

                (h) This Note, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. The restrictions set forth in SECTIONS 15(A) and (B) hereof may not be amended or waived.

                (i) The Holder shall have no rights as a holder of Common Shares as a result of being a holder of this Note, except as required by law or rights expressly provided in this Note.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.


                                       NORTH AMERICAN PALLADIUM LTD.


                                       By:_________________________________
                                          Name:
                                          Title:

                                   SCHEDULE 1


                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of Convertible Notes (the "NOTES") into common shares (the "COMMON SHARES"), of North American Palladium Ltd., a company organized under the Canadian Business Corporations Act (the "COMPANY"), according to the conditions hereof, as of the date written below.


                                 -----------------------------------------------
                                 Date to Effect Conversion


                                 -----------------------------------------------
                                 Principal amount of Notes owned prior to conversion


                                 -----------------------------------------------
                                 Principal amount of Notes to be converted
                                 (including accrued but unpaid interest thereon)


                                 -----------------------------------------------
                                 Number of Common Shares to be Issued


                                 -----------------------------------------------
                                 Applicable Conversion Price


                                 -----------------------------------------------
                                 Principal amount of Notes owned subsequent to Conversion

                                 -----------------------------------------------
                                 Name of Holder

                                 By
                                   ---------------------------------------------
                                 Name:
                                 Title: